Exhibit 99.1

GENERAL MOTORS CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated financial statements as of and for the nine months ended September 30, 2006 and for the year ended December 31, 2005 have been derived from the historical consolidated financial statements of GM to give effect to the sale of 51% of common equity interests of GMAC LLC (the “Transactions”). The sale of a 51% interest in GMAC to a consortium of investors led by Cerberus FIM Investors LLC, the sole managing member, and Citigroup, Inc., Aozora Bank Ltd. and a subsidiary of The PNC Financial Services Group, Inc. was completed on November 30, 2006 for a purchase price of $7.353 billion subject to the terms and conditions set forth in the Purchase and Sale Agreement, dated April 2, 2006.

The unaudited pro forma condensed consolidated statements of operations giving effect to the transaction for the nine months ended September 30, 2006 and the year ended December 31, 2005 reflect adjustments as if the Transactions had taken place on January 1, 2005. The unaudited pro forma condensed consolidated balance sheet as of September 30, 2006 gives effect to the Transactions as if the transaction had occurred on September 30, 2006.

Changes in the net book value of GMAC as of the closing date of the Transactions required certain payments to be made between GM and GMAC in order to maintain the net book value at the contractually agreed-upon level. In addition, the consortium purchased preferred limited liability company interests of GMAC for a cash purchase price of $500 million, and GM and GM Preferred Finance Co. Holdings Inc., a wholly owned subsidiary of GM, purchased preferred limited liability company interests of GMAC for a cash purchase price of $1.4 billion.

Prior to consummation of the Transactions, (i) GMAC distributed to GM certain assets with respect to automotive leases owned by GMAC and its affiliates, such assets having a net book value of approximately $4 billion, (ii) GM assumed or retained certain of GMAC’s post-employment welfare benefits, (iii) GMAC transferred to GM certain entities that hold a fee interest in certain real properties, (iv) GMAC made distributions to GM for a portion of GMAC’s net income from September 30, 2005 to the date of consummation of the Transactions, (v) GM and its subsidiaries repaid certain indebtedness owing to GMAC such that the specified unsecured obligations owing to GMAC and its subsidiaries from GM and its U.S. subsidiaries are no greater than $1.5 billion and (vi) GMAC made a one-time distribution to GM of approximately $2.7 billion of cash primarily to reflect the increase in GMAC’s equity value resulting from the elimination of a portion of its net deferred tax liabilities arising from the conversion of GMAC and certain of its subsidiaries to limited liability company form. The total value of the cash proceeds and distributions to GM after repayment of certain intercompany obligations but before it purchased preferred limited liability company interests of GMAC is expected to be approximately $14 billion over three years, comprised of the $7.4 billion purchase price, the $2.7 billion cash dividend and other transaction-related cash flows including the monetization of certain retained assets.

As part of the Transactions, GM and GMAC have entered into a number of agreements that will require GMAC to continue to allocate capital to automotive financing consistent with historical practice, thereby continuing to provide critical financing support to a significant share of GM’s global sales. While GMAC retains the right to make individual credit decisions, GMAC has committed to fund a broad spectrum of customers and dealers consistent with historical practice in the relevant jurisdiction. Subject to GMAC’s fulfillment of certain conditions, GM has granted GMAC exclusivity for 10 years for U.S., Canadian, and international GM-sponsored retail and wholesale marketing incentives around the world, with the exception of Saturn branded products.

As part of the agreement, GM has retained an option, for 10 years after the closing of the transaction, to repurchase from GMAC certain assets related to the automotive finance business of the North American Operations and International Operations of GMAC. GM’s exercise of the option is conditional on GM’s credit rating being investment grade or higher than GMAC’s credit rating. The call option price is calculated as the higher of (i) fair market value or (ii) 9.5 times the consolidated net income of GMAC’s automotive finance business in either the calendar year the call option is exercised or the calendar year immediately following the year the call option is exercised.

The unaudited pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable.

The unaudited pro forma condensed consolidated financial statements are for information purposes only and are not intended to represent or be indicative of the consolidated results of operations or financial position that we would have reported had the Transactions been completed on the dates indicated, and should not be taken as representative of our future consolidated results of operations or financial position.

GENERAL MOTORS CORPORATION AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET — (CONTINUED)
(Unaudited)

	September 30, 2006
	(Dollars in millions)
	GM	Pro Forma		Total
	Historical	Adjustments		Pro Forma
ASSETS
Current Assets
Cash and cash equivalents	$17,802	$7,353	a	$23,388
		(3,033	) a
		(1,400	) b
		2,728	c
		(62	) e
Marketable securities	107			107

Total cash and marketable securities	17,909			23,495

Accounts and notes receivable (less allowances)	9,022	3,256	a	12,278
Inventories (less allowances)	14,825			14,825
Net equipment on operating leases (less allowances)	6,569			6,569
Deferred income taxes and other current assets	10,698			10,698

Total current assets	59,023			67,865

Financing and Insurance Operations
Cash and cash equivalents	3,089	(93	) a	268
		(2,728	) c
Investment in securities	80			80
Finance receivables — net	117			117
Assets held for sale (less allowance)	282,955	(282,955	) a	—
Net equipment on operating leases (less accumulated depreciation)	13,325			13,325
Other assets	4,181	(1,163	) g	3,018

Total Financing and Insurance Operations assets	303,747			16,808

Non-Current Assets
Equity in net assets of nonconsolidated affiliates	2,030	7,740	a	9,770
Property — net	38,893			38,893
Intangible assets — net	1,649			1,649
Deferred income taxes	23,496	(1,329	) g	22,167
Other assets	40,740	1,400	b	42,140

Total non-current assets	106,808			114,619

Total assets	$469,578			$199,292

The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial statements.

GENERAL MOTORS CORPORATION AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET — (CONCLUDED)
(Unaudited)

	September 30, 2006
	(Dollars in millions)
	GM	Pro Forma		Total
	Historical	Adjustments		Pro Forma
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable (principally trade)	$27,113	$4,694	a	$31,807
Loans payable	1,346	130	a	1,476
Accrued expenses	40,183	651	d	40,663
		(171	) f

Total current liabilities	68,642			73,946

Financing and Insurance Operations
Accounts payable	32			32
Liabilities related to assets held for sale	272,725	(272,725	) a	—
Debt	10,073	458	a	10,531
Other liabilities and deferred income taxes	4,762	(651	) d	834
		(3,277	) g

Total Financing and Insurance Operations liabilities	287,592			11,397

Non-Current Liabilities
Long-term debt	31,414			31,414
Postretirement benefits other than pensions	34,211	785	g	34,334
		(662	) e
Pensions	15,937	(115	) e	15,822
Other liabilities and deferred income taxes	19,426	180	a	19,856
		250	e

Total non-current liabilities	100,988			101,426

Total liabilities	457,222			186,769

Minority Interests	1,212			1,212

Total stockholders’ equity	11,144	(469	) a	11,311

		465	e
		171	f
Total liabilities and stockholders’ equity	$469,578			$199,292

The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial statements.

GENERAL MOTORS CORPORATION AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Nine Months Ended September 30, 2006
	(dollars in millions except per share amounts)
			Other
	GM		Pro Forma		Total
	Historical	GMAC (h)	Adjustments		Pro Forma

Net sales and revenues
Automotive sales	$126,886	$—	$—		$126,886
Financial services and insurance revenues	27,286	27,215	724	i	795
Other revenues	1,356	415	117	j	1,156
			98	k

Total net sales and revenues	$155,528	$27,630	$939		$128,837

Costs and expenses
Automotive cost of sales	122,941	—	—		122,941
Selling, general, and administrative expenses	19,119	9,471	544	i	10,192
Interest expense	13,610	11,637	—		1,973
Provisions for financing and insurance operations credit and insurance losses	2,736	2,736	—		—
Other expenses	2,651	—	(1,823	) l	828

Total costs and expenses	161,057	23,844	(1,279)		135,934

Equity income from GMAC	—	—	768	m	658
			(110	) m

Income(loss) before income tax benefit, minority interests and after GMAC equity income	(5,529)	3,786	2,876	n	(6,439)
Income tax expense (benefit)	(2,328)	796	15	n	(3,109)
Equity income (loss) and minority interests	176	1	—		175

Income (loss) from continuing operations	(3,025)	2,991	2,861		(3,155)

Basic earnings(loss) per share attributable to common stock	$(5.35)				$(5.58)

Weighted average common shares outstanding, basic and diluted (millions)	566				566
The accompanying notes are an integral part of the
Unaudited Pro Forma Condensed Consolidated Financial Statements.

GENERAL MOTORS CORPORATION AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Year Ended December 31, 2005
	(dollars in millions except per share amounts)
			Other
	GM		Pro Forma		Total
	Historical	GMAC (h)	Adjustments		Pro Forma

Net sales and revenues
Automotive sales	$158,221	$—	$—		$158,221
Financial services and insurance revenues	34,383	34,037	1,724	i	2,070
Other revenues	—	—	155	j	285
			130	k

Total net sales and revenues	$192,604	$34,037	2,009		$160,576

Costs and expenses
Automotive cost of sales	161,361	—	—		161,361
Selling, general, and administrative expenses	28,154	14,024	1,506	i	15,636
Interest expense	15,768	12,930	—		2,838
Provisions for financing and insurance operations credit and insurance losses	3,440	3,440	—		—
Other expenses	812	—	—		812

Total costs and expenses	209,535	30,394	1,506		180,647

Equity income from GMAC	—	—	1,511	m	1,320
			(191	) m

Income(loss) before income tax benefit, minority interests and after GMAC equity income	(16,931)	3,643	1,823	n	(18,751)
Income tax expense (benefit)	(5,878)	1,311	531	n	(6,658)
Equity income (loss) and minority interests	595	51	25		569

Income (loss) from continuing operations	(10,458)	2,383	1,317		(11,524)
Basic earnings(loss) per share attributable to common stock	$(18.50)				$(20.38)

Weighted average common shares outstanding, basic and diluted (millions)	565				565
The accompanying notes are an integral part of the
Unaudited Pro Forma Condensed Consolidated Financial Statements.

General Motors Corporation and Subsidiaries
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(a) —	Reflects $7,353 million of cash received for the sale of GM’s 51% interest in GMAC, as well as the adjustment for the removal of GMAC’s assets of $282,955 million and liabilities of $272,725 million, shown as assets and liabilities held for sale, from GM’s historical balance sheet. The net equity in GMAC of $7,740 represents GM’s 49% remaining investment in GMAC which is recorded in Equity in net assets of nonconsolidated affiliates. The $469 million reduction in Stockholders Equity reflects the realization of 51% of GMAC other comprehensive income which has been included in the loss on sale related to the Transactions. In addition, GM and GMAC have settled certain intercompany obligations of $3,256 million and GM has replaced $130 million with outside debt. GM is also recording the remaining net obligation to GMAC of $1,438 million, comprised of $3,256 million in receivables and $4,694 million in trade payables, which had previously been eliminated in the condensed consolidated balance sheet.

GM’s 49% investment in GMAC’s included in Equity in net assets of nonconsolidated affiliates has been determined as follows:

GMAC net assets at September 30, 2006	21,155
Less Transactions prior to transaction closing
Automotive leases distributed to GM	(4,100)
Cash distribution	(2,728)
Elimination of net deferred tax liabilities	2,026
Other	(557)

Pro forma GMAC net assets at closing	15,796
GM’s 49% share	7,740

(b) —	Reflects GM’s payment of $1,400 million in cash for a preferred stock interest in GMAC.

(c) —	Adjustment primarily for the one-time cash distribution from GMAC to GM prior to closing to reflect the increase in GMAC’s equity value resulting from the elimination of a portion of GMAC’s net deferred tax liabilities arising from the conversion of GMAC and certain of its subsidiaries to a limited liability company form. These deferred tax liabilities were reported as part of GM’s consolidated balance sheet at September 30, 2006.

(d) —	Reflects the reclassification of deferred income taxes which are now currently payable as a result of the sale of the 51% interest in GMAC.

(e) —	Reflects curtailment to other post employment benefit liabilities and pension liabilities associated with the termination of salaried plan benefits related to GMAC employees. Curtailment benefits primarily represent the recognition of previously unrecognized gains associated with GM benefit reductions announced in February 2006.

(f) —	Reflects the reduction of certain residual support sales incentive liabilities as a result of an agreed upon settlement with GMAC for an amount less than the previously recorded amount.

(g) —	Represents reclassification of certain deferred tax and OPEB related amounts previously recorded in Financing and Insurance Operations.

(h) —	This column represents 100% of the operating results of GMAC for the nine months ended September 30, 2006, except for the $1,782 million of depreciation on long-lived assets held for sale which was ceased in accordance with SFAS No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets”, as well as the year ended December 31, 2005. These operating results of GMAC were consolidated in the historical consolidated financial statements of GM and are subtracted to reflect GM’s remaining 49% interest in GMAC on an equity basis.

General Motors Corporation and Subsidiaries
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(i) —	Relates to automotive leases having a net book value of approximately $4 billion which was retained by GM as required prior to closing of the Transactions. Pro forma adjustments for revenues and expenses were computed for those items assuming a $4 billion portfolio of automotive leases was dividended to GM at January 1, 2005.

(j) —	Reflects dividends on GM’s preferred limited liability company interest of GMAC LLC.

(k) —	Reflects annual fee revenue related to GMAC’s right to use GM’s trademarks and for exclusivity in the U.S. and internationally pertaining to GM’s subvented auto finance business for a period of 10 years.

(l) —	Reversal of GM’s impairment charge recorded to reflect GMAC’s assets classified as held for sale at the lower of carrying value or fair value at September 30, 2006.

(m) —	Equity income from GMAC at 9/30/06 has been determined as follows:

Income before income tax benefit and minority interest	3,786
Less depreciation adjustment discissed in footnote	(1,782)
Less income relating to automotive leas assets retained by GM	(180)
Less preferred interest distributions	(158)
Less annual fees described in note k	(98)

1,568

GM’s 49% share of GMAC equity income	768
Tax relating to those GMAC units which did not convert to LLC’s	(110)

Equity income from GMAC at 12/31/05 has been determined as follows:

Before Tax
GMAC income before income tax, minority interest	3,643
Less Income on automotive leases distributed to GM	(218)
Less Preferred interest distribution	(211)
Less Annual fees referred to in note I	(130)

GMAC pro forma income	3,084

GM’s 49% share of GMAC equity income	1,511
Adjustment for those GMAC units which did not convert to an LLC	(191)

(n) —	Pro forma income from continuing operations and income tax at 9/30/06 has been determined as follows:

	Income before tax	Income Tax
Reversal of impairment charge per note I	1,823	(328)
Income relating to automotive lease assets retained by GM	180	63
Preferred interest distributions received	116	41
Annual fees described in note k	98	34
GM’s 49% share of GMAC equity income	769	315
Tax relating to those GMAC units which did not convert to LLC’s	(110)	(110)

	2,876	15

Pro forma income from continuing operations and income tax at 12/31/05 has been determined as follows:

	Income before tax	Income Tax
Income on automotive leases distributed to GM	218	76
Preferred interest distribution	155	54
Annual fees referred to in note I	130	46
Equity income from GMAC	1,511	546
Adjustment for those GMAC units which did not convert to an LLC	(191)	(191)

	1,823	531

Subsequent to September 30, 2006 and prior to consummation of the transactions, GMAC had sold at a gain certain investment securities with previously unrecognized changes in fair value reported in GMAC’s Other Comprehensive Income. That gain will be reported as part of GMAC’s and GM’s consolidated results in the fourth quarter of 2006. The sale of these securities resulted in a cash payment from GMAC to GM of approximately $288 million under a tax sharing agreement between the entities prior to the closing of the sale transaction. The impacts of these gains or the associated cash tax payments are not reflected in the above pro forma calculations.
Aggregate pro forma transaction cash adjustments to the reported September 30, 2006 consolidated balance sheet totaled approximately $7.0 billion, before taking into consideration the $1.4 billion payment related to the investment in preferred membership interests and before considering the $288 million cash payment discussed in the preceding paragraph. Prior to September 30, 2006, GM’s dividend and tax related distributions from GMAC, net of intercompany repayments, was approximately $2.2 billion. Before considering the $1.4 billion purchase of preferred limited liability company interests of GMAC, GM received approximately $10 billion in transaction related net proceeds and distributions prior to the closing of the transaction, consisting of the $2.2 billion net distributions received prior to September 30, 2006, the $0.3 billion cash payment under the tax sharing agreement discussed in the preceding paragraph, the $7.0 billion pro forma cash adjustments, and $0.2 billion of other working capital flows that occurred during October and November.